Exhibit 10.4
ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to SIR CLARION PARK, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated May 3, 2011, as amended to the date hereof (as amended, the “Purchase Agreement”), between Olathe Housing Associates Limited Partnership (“Seller”) and Assignor for the purchase and sale of that certain real property located in Olathe, Kansas, as more particularly described in Exhibit A attached hereto (the “Property”).
Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.
All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment , and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.
(SIGNATURES APPEARS ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this June 13, 2011.

ASSIGNOR: STEADFAST ASSET HOLDINGS, INC., a California corporation
By:	/s/ Dinesh Davar
	Name:	Dinesh Davar
	Title:	Chief Financial Officer

ASSIGNEE: SIR CLARION PARK, LLC an Delaware limited liability company
By:	Steadfast Income Advisor, LLC,
a Delaware limited liability
company, its Manager

By:	/s/ Ana Marie del Rio
	Name:	Ana Marie del Rio
	Title:	Secretary

Exhibit A
DESCRIPTION OF THE LAND
That certain real property described as:
LOT 3, DELMAR GARDENS, A SUBDIVISION IN THE CITY OF OLATHE, JOHNSON COUNTY KANSAS.